Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2020 Financial Results

Wilmington, DE – October 29, 2020 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2020.

Highlights

•	For the quarter ended September 30, 2020, The Bancorp earned net income of $23.1 million from continuing operations, and $0.40 diluted earnings per share from combined continuing and discontinued operations.

•	Return on assets and equity for the quarter ended September 30, 2020 amounted to 1.5% and 17% (annualized), respectively, compared to 1.3% and 16% for the quarter ended June 30, 2020.

•	Net interest margin amounted to 3.37% for the quarter ended September 30, 2020, compared to 3.35% for the quarter ended September 30, 2019 and 3.53% for the quarter ended June 30, 2020.

•	Net interest income increased 33% to $50.0 million for the quarter ended September 30, 2020, compared to $37.6 million for the quarter ended September 30, 2019.

•	Average loans and leases, including loans at fair value, increased 61% to $4.21 billion for the quarter ended September 30, 2020, compared to $2.62 billion for the quarter ended September 30, 2019.

•	Prepaid, debit card and related fees increased 20% to $19.4 million for the quarter ended September 30, 2020, compared to $16.1 million for the quarter ended September 30, 2019. Gross dollar volume (GDV), representing total spend on cards, increased 39%.

•	SBLOC (securities-backed lines of credit), IBLOC (insurance backed lines of credit) and advisor financing loans increased 58% year over year and 12% quarter over quarter to $1.5 billion at September 30, 2020.

•	Small Business Loans, including those held at fair value, increased 13% year over year to $633 million at September 30, 2020, exclusive of $208 million of Paycheck Protection Program loans.

•	As of September 30, 2020, The Bancorp originated approximately 1,250 Paycheck Protection Program loans, totaling approximately $208 million, which it expects will generate approximately $5.5 million of fees and interest. That income is being recognized over eleven months, beginning in April 2020. The average loan size was approximately $165,000 with 92% of the loans under $350,000.

•	The average rate on $5.6 billion of average deposits and interest-bearing liabilities in the third quarter of 2020 was 0.18%. Average prepaid and debit card account deposits of $4.0 billion for third quarter 2020, reflected an increase of 62% over the $2.5 billion for the quarter ended September 30, 2019.

•	Consolidated leverage ratio was 8.62% at September 30, 2020. The Bancorp and its subsidiary, The Bancorp Bank (the “Bank”), remain well capitalized.

•	Book value per common share at September 30, 2020 was $9.71 per share compared to $8.52 at September 30, 2019, an increase of 14%, primarily as a result of retained earnings per share.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “We continued to add new card programs into our payments ecosystem in the 3rd quarter, as well as adding several new direct rapid funds partners. These new relationships will be announced as new products and services enter the marketplace. Our pipelines continue to be very robust and significantly above historic norms suggesting continued growth in transaction volumes. In the 3rd quarter, we made a strategic determination as to our securitization business. We have been evaluating our securitization platform and its loan portfolio. After assessing its current profitability, market conditions and credit risk, we have decided to discontinue future securitization activity. The loan portfolio, comprised almost entirely of multi-family loans that have experienced few deferrals and delinquencies, will amortize over the next 3-5 years and be replaced by loans originated in other areas. We

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expect income from the portfolio to be stable over the first 2 years. A portion of the portfolio may be sold as whole loans as space is needed on our balance sheet for other lending activities. Our real estate team in our commercial SBA business will continue to originate select transactions. For full year 2020, we believe we will achieve at least $1.25 earnings per share. We now believe we have enough information to issue preliminary guidance for 2021. We expect to earn between $1.65 and $1.70 per share. $1.70 per share or approximately $100 million in net income is our current company budget for 2021.”

The Bancorp reported net income of $23.3 million, or $0.40 per diluted share, for the quarter ended September 30, 2020, compared to net income of $20.4 million, or $0.36 per diluted share, for the quarter ended September 30, 2019. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 8.62%, 14.26%, 14.68% and 14.26%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 30, 2020 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 5682938.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 6, 2020 by dialing 855.859.2056, access code 5682938.

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These risks and uncertainties include those relating to the on-going COVID-19 pandemic, the impact it will have on our business and the industry as a whole, and the resulting governmental and societal responses. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

aviroslav@thebancorp.com

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The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Condensed income statement	2020	2019	2020	2019
	(dollars in thousands except per share data)

Net interest income	$49,996	$37,560	$143,153	$106,109
Provision for credit losses	1,297	650	5,798	2,950
Non-interest income
Service fees on deposit accounts	8	8	23	69
ACH, card and other payment processing fees	1,760	2,590	5,313	7,414
Prepaid, debit card and related fees	19,434	16,134	56,647	48,137
Net realized and unrealized gains (losses) on commercial loans originated for sale	684	13,704	(5,412)	24,319
Change in value of investment in unconsolidated entity	—	—	(45)	—
Leasing related income	1,519	589	2,795	2,311
Other non-interest income	947	490	1,996	1,379
Total non-interest income	24,352	33,515	61,317	83,629
Non-interest expense
Salaries and employee benefits	26,417	24,526	74,650	70,192
Data processing expense	1,192	1,192	3,538	3,684
Legal expense	994	1,466	4,136	4,324
FDIC Insurance	2,180	860	7,687	4,884
Software	3,595	3,199	10,458	9,180
SEC settlement	—	1,400	—	1,400
Lease termination expense	—	—	—	908
Other non-interest expense	7,648	9,408	22,595	26,227
Total non-interest expense	42,026	42,051	123,064	120,799
Income from continuing operations before income taxes	31,025	28,374	75,608	65,989
Income tax expense	7,894	7,975	19,033	17,585
Net income from continuing operations	23,131	20,399	56,575	48,404
Discontinued operations
Income (loss) from discontinued operations before income taxes	(1,671)	151	(2,720)	1,875
Income tax expense (benefit)	(1,794)	125	(2,058)	574
Net income (loss) from discontinued operations, net of tax	123	26	(662)	1,301
Net income	$23,254	$20,425	$55,913	$49,705

Net income per share from continuing operations - basic	$0.40	$0.36	$0.98	$0.85
Net income (loss) per share from discontinued operations - basic	$—	$—	$(0.01)	$0.02
Net income per share - basic	$0.40	$0.36	$0.97	$0.87

Net income per share from continuing operations - diluted	$0.40	$0.36	$0.97	$0.85
Net income (loss) per share from discontinued operations - diluted	$—	$—	$(0.01)	$0.02
Net income per share - diluted	$0.40	$0.36	$0.96	$0.87
Weighted average shares - basic	57,588,168	56,907,815	57,433,477	56,712,084
Weighted average shares - diluted	58,471,192	57,413,297	58,051,833	57,152,371

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Balance sheet	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$6,220	$5,094	$19,928	$24,068
Interest earning deposits at Federal Reserve Bank	294,758	475,627	924,544	932,440
Total cash and cash equivalents	300,978	480,721	944,472	956,508

Investment securities, available-for-sale, at fair value	1,264,903	1,324,447	1,320,692	1,382,437
Investment securities, held-to-maturity, at cost	—	—	84,387	84,399
Commercial loans, at fair value	1,849,947	1,807,630	1,180,546	489,240
Loans, net of deferred fees and costs	2,488,760	2,322,737	1,824,245	1,683,377
Allowance for credit losses	(15,727)	(14,625)	(10,238)	(10,360)
Loans, net	2,473,033	2,308,112	1,814,007	1,673,017
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,368	1,368	5,342	4,342
Premises and equipment, net	15,849	16,701	17,538	17,857
Accrued interest receivable	18,852	18,897	13,619	13,898
Intangible assets, net	2,563	2,710	2,315	2,698
Deferred tax asset, net	7,952	7,921	12,538	13,006
Investment in unconsolidated entity	31,783	34,064	39,154	49,431
Assets held for sale from discontinued operations	122,253	128,463	140,657	162,098
Other assets	79,821	83,003	81,696	94,605
Total assets	$6,169,302	$6,214,037	$5,656,963	$4,943,536

Liabilities:
Deposits
Demand and interest checking	$4,882,834	$5,089,741	$4,402,740	$3,844,747
Savings and money market	505,928	455,458	174,290	25,950
Time deposits	—	—	475,000	475,000
Total deposits	5,388,762	5,545,199	5,052,030	4,345,697

Securities sold under agreements to repurchase	42	42	82	93
Senior debt	98,222	—	—	—
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	40,462	40,639	40,991	41,166
Other liabilities	69,954	81,677	65,962	59,005
Total liabilities	$5,610,843	$5,680,958	$5,172,466	$4,459,362

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,590,874 and 56,940,521 shares issued and outstanding at September 30, 2020 and 2019, respectively	57,591	57,555	56,941	56,911

Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	376,751	374,578	371,633	370,113
Retained earnings	104,282	81,028	50,742	48,888
Accumulated other comprehensive income	20,701	20,784	6,047	9,128
Total shareholders' equity	558,459	533,079	484,497	484,174

Total liabilities and shareholders' equity	$6,169,302	$6,214,037	$5,656,963	$4,943,536

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Average balance sheet and net interest income	Three months ended September 30, 2020			Three months ended September 30, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$4,202,054	$44,318	4.22%	$2,608,427	$35,103	5.38%
Leases - bank qualified*	8,026	146	7.28%	14,067	252	7.17%
Investment securities-taxable	1,300,191	7,911	2.43%	1,429,222	10,485	2.93%
Investment securities-nontaxable*	4,041	35	3.46%	6,172	54	3.50%
Interest earning deposits at Federal Reserve Bank	413,259	106	0.10%	474,499	2,545	2.15%
Net interest earning assets	5,927,571	52,516	3.54%	4,532,387	48,439	4.27%

Allowance for credit losses	(14,587)			(9,988)
Assets held for sale from discontinued operations	124,916	890	2.85%	145,347	1,609	4.43%
Other assets	195,125			298,191
	$6,233,025			$4,965,937

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,079,711	$1,591	0.13%	$3,829,457	$7,644	0.80%
Savings and money market	484,323	139	0.11%	26,444	52	0.79%
Time	—	—	0.00%	269,464	1,338	1.99%
Total deposits	5,564,034	1,730	0.12%	4,125,365	9,034	0.88%

Short-term borrowings	3,260	1	0.12%	256,945	1,595	2.48%
Securities sold under agreements to repurchase	41	—	0.00%	93	—	0.00%
Subordinated debentures	13,401	118	3.52%	13,401	186	5.55%
Senior debt	53,260	633	4.75%	—	—	0.00%
Total deposits and liabilities	5,633,996	2,482	0.18%	4,395,804	10,815	0.98%

Other liabilities	53,260			98,980
Total liabilities	5,687,256			4,494,784

Shareholders' equity	545,769			471,153
	$6,233,025			$4,965,937
Net interest income on tax equivalent basis*		$50,924			$39,233

Tax equivalent adjustment		38			64

Net interest income		$50,886			$39,169
Net interest margin *			3.37%			3.35%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2020 and 2019.
** Includes loans held at fair value.
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Average balance sheet and net interest income	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$3,798,104	$124,924	4.39%	$2,365,317	$95,001	5.36%
Leases - bank qualified*	9,401	509	7.22%	15,755	947	8.01%
Investment securities-taxable	1,343,211	28,594	2.84%	1,394,234	32,649	3.12%
Investment securities-nontaxable*	4,537	110	3.23%	6,771	168	3.31%
Interest earning deposits at Federal Reserve Bank	444,323	1,836	0.55%	439,414	7,502	2.28%
Net interest earning assets	5,599,576	155,973	3.71%	4,221,491	136,267	4.30%

Allowance for credit losses	(13,225)			(9,537)
Assets held for sale from discontinued operations	130,880	3,259	3.32%	157,630	5,293	4.48%
Other assets	243,629			285,843
	$5,960,860			$4,655,427

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,858,666	$9,676	0.27%	$3,840,141	$25,260	0.88%
Savings and money market	298,049	309	0.14%	28,073	129	0.61%
Time	106,113	1,483	1.86%	90,808	1,338	1.96%
Total deposits	5,262,828	11,468	0.29%	3,959,022	26,727	0.90%

Short-term borrowings	25,419	181	0.95%	137,860	2,624	2.54%
Securities sold under agreements to repurchase	51	—	0.00%	92	—	0.00%
Subordinated debentures	13,401	408	4.06%	13,401	573	5.70%
Senior debt	17,883	633	4.72%	—	—	0.00%
Total deposits and liabilities	5,319,582	12,690	0.32%	4,110,375	29,924	0.97%

Other liabilities	119,961			99,577
Total liabilities	5,439,543			4,209,952

Shareholders' equity	521,317			445,475
	$5,960,860			$4,655,427
Net interest income on tax equivalent basis*		$146,542			$111,636

Tax equivalent adjustment		130			234

Net interest income		$146,412			$111,402
Net interest margin *			3.41%			3.40%

* Full taxable equivalent basis, using a statutory rate of 21% for 2020 and 2019.
** Includes loans held at fair value.
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Allowance for credit losses:	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2020	2019	2019
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$12,875	$8,653	$8,653

Loans charged-off:
SBA non-real estate	1,350	995	1,362
Direct lease financing	2,178	391	528
Other consumer loans	—	3	1,103
Total	3,528	1,389	2,993

Recoveries:
SBA non-real estate	82	94	125
Direct lease financing	502	51	51
Other consumer loans	—	1	2
Total	584	146	178
Net charge-offs	2,944	1,243	2,815
Provision credited to allowance, excluding commitment provision	5,796	2,950	4,400

Balance in allowance for credit losses at end of period	$15,727	$10,360	$10,238
Net charge-offs/average loans	0.08%	0.05%	0.12%
Net charge-offs/average loans (annualized)	0.10%	0.06%	0.12%
Net charge-offs/average assets	0.05%	0.03%	0.06%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
	(in thousands)

SBL non-real estate	$293,488	$293,692	$84,579	$84,181
SBL commercial mortgage	270,264	259,020	218,110	209,008
SBL construction	27,169	33,193	45,310	38,116
Small business loans *	590,921	585,905	347,999	331,305
Direct lease financing	430,675	422,505	434,460	412,755
SBLOC / IBLOC**	1,428,253	1,287,350	1,024,420	920,463
Advisor financing ***	26,600	15,529	—	—
Other specialty lending	2,194	2,706	3,055	3,167
Other consumer loans ****	3,809	4,003	4,554	6,388
	2,482,452	2,317,998	1,814,488	1,674,078
Unamortized loan fees and costs	6,308	4,739	9,757	9,299
Total loans, net of unamortized fees and costs	$2,488,760	$2,322,737	$1,824,245	$1,683,377

Small business portfolio:	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
	(in thousands)

SBL, including unamortized fees and costs	590,314	583,935	352,214	337,440
SBL, included in commercial loans held at fair value	250,958	225,401	220,358	222,007
Total small business loans	$841,272	$809,336	$572,572	$559,447

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* The preceding table shows small business loans and small business loans held at fair value, which consist of the government guaranteed portion of SBA loans at the dates indicated (in thousands).
** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.
*** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan to value ratios of 70%, based on third party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.
**** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $151,000 and $882,000 at September 30, 2020 and December 31, 2019, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses.

Small business loans as of September 30, 2020

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$334
Paycheck Protection Program Loans (PPP) (a)	208
Commercial mortgage SBA (b)	165
Construction SBA (c)	13
Unguaranteed portion of U.S. government guaranteed loans (d)	98
Non-SBA small business loans (e)	18
Total principal	$836
Fair value adjustment (f)	6
Unamortized fees	(1)
Total small business loans	$841

(a) This is the portion of SBA 7a loans (7a) and PPP which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.
(b) Substantially all of these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the bank adheres.
(c) Of the $13 million Construction SBA loans, $10 million are 504 first mortgages with an origination date LTV of 50-60% and $3 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.
(d) The $98 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.
(e) The $18 million non-SBA loans are mainly comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators and are considered seasoned and have performed as agreed. A $2 million guaranty by the seller, for an 11% first loss piece, is in place until August 2021.
(f) The fair value adjustment applies to the U.S. government guaranteed portion of SBA loans.
Additionally, the CARES Act of 2020 has provided significant support for SBA loans including funding intended to provide six months of interest payments on SBA loans, as well as other accommodations to provide for the payment of payroll and other operating expenses. This support is expiring in the fourth quarter of 2020.

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Type as of September 30, 2020
(Excludes government guaranteed portion of SBA 7a and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(dollars in millions)
Hotels	$66	$2	$—	$68	24%
Professional services offices	21	—	3	24	8%
Full-service restaurants	15	1	4	20	7%
Child day care and youth services	15	—	1	16	5%
Bakeries	4	—	12	16	5%
Elderly assisted living facilities	2	8	2	12	4%
General warehousing and storage	11	—	—	11	4%
Limited-service restaurants and catering	7	—	3	10	3%
Fitness/rec centers and instruction	7	—	2	9	3%
Amusement and recreation industries	4	2	3	9	3%
Car washes	5	3	—	8	3%
Funeral homes	7	—	—	7	2%
New and used car dealers	4	—	—	4	1%
Automotive servicing	3	—	—	3	1%
Other	51	—	26	77	27%
Total	$222	$16	$56	$294	100%

* Substantially all are SBA loans with 50-60% loan to value ratios at their origination.

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State diversification as of September 30, 2020
(Excludes government guaranteed portion of SBA 7a and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(dollars in millions)
Florida	$35	$8	$8	$51	17%
California	36	2	5	43	15%
Pennsylvania	30	—	4	34	12%
Illinois	26	—	3	29	10%
North Carolina	19	3	3	25	9%
New York	10	2	5	17	6%
Texas	11	—	5	16	5%
Tennessee	11	—	1	12	4%
New Jersey	3	1	7	11	4%
Virginia	9	—	2	11	4%
Georgia	5	—	2	7	2%
Colorado	3	—	1	4	1%
Michigan	3	—	1	4	1%
Washington	3	—	—	3	1%
Ohio	2	—	1	3	1%
Other states	16	—	8	24	8%
Total	$222	$16	$56	$294	100%

* Substantially all are SBA loans with 50-60% loan to value ratios at their origination.

Top 10 loans as of September 30, 2020

Type*	State	SBL commercial mortgage*	SBL construction*	Total
	(in millions)
Professional services office	CA	$9	$—	$9
Hotel	FL	9	—	9
General warehouse	PA	7	—	7
Hotel	NC	6	—	6
Assisted living facility	FL	—	5	5
Hotel	NC	5	—	5
Fitness and rec center	PA	5	—	5
Hotel	PA	4	—	4
Hotel	TN	4	—	4
Gas Station	VA	3	—	3
Total		$52	$5	$57

* All of the top 10 loans are SBA and with the rest of the commercial real estate portfolio were originated with an approximate loan to value ratio between 50% and 60% at origination.

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Commercial real estate loans held at fair value which were originated for sale or securitization, excluding SBA loans, are as follows including LTV at origination:

Type as of September 30, 2020

Type	# Loans	Balance	Origination date LTV	Weighted average minimum interest rate
	(dollars in millions)
Multifamily (apartments)	173	$1,463	76%	4.77%
Hospitality (hotels and lodging)	11	63	65%	5.73%
Retail	8	52	70%	4.62%
Other	7	25	70%	5.21%
	199	$1,603	75%	4.81%
Fair value adjustment		(4)
Total		$1,599

State diversification as of September 30, 2020			15 Largest loans (all multifamily) as of September 30, 2020

State	Balance	Origination date LTV	State	Balance	Origination date LTV
	(dollars in millions)			(dollars in millions)
Texas	$396	76%	North Carolina	$43	78%
Georgia	252	78%	Texas	38	79%
Arizona	123	76%	Texas	35	80%
North Carolina	111	77%	Pennsylvania	32	77%
Nevada	56	80%	Georgia	31	80%
Alabama	54	76%	Nevada	28	80%
Other states each			Texas	28	75%
<$50 million	$611	73%	Texas	27	77%
Total	$1,603	75%	Arizona	26	79%
			Mississippi	25	79%
			Texas	24	77%
			North Carolina	24	77%
			Texas	24	77%
			California	23	65%
			Georgia	23	79%
			15 Largest loans	$431	77%

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Institutional banking loans outstanding at September 30, 2020

Type	Principal	% of total
	(dollars in millions)
Securities backed lines of credit (SBLOC)	$1,069	73%
Insurance backed lines of credit (IBLOC)	359	25%
Advisor financing	27	2%
Total	$1,455	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent periods, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the % principal to collateral.

Top 10 SBLOC loans at September 30, 2020

	Principal amount	% Principal to collateral
	(dollars in millions)
	$33	30%
	17	39%
	14	22%
	12	33%
	10	47%
	10	31%
	9	23%
	9	75%
	9	49%
	8	22%
Total	$131	35%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us. We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of January 21, 2020 all were rated Superior (A+ or better) by AM BEST. Moody’s ratings were at least A rated, and ranged from A3 to Aa2.

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Direct lease financing* by type as of September 30, 2020

	Principal balance	% Total
	(dollars in millions)
Government agencies and public institutions**	$76	18%
Construction	74	18%
Waste management and remediation services	61	14%
Real estate, rental and leasing	44	10%
Retail trade	36	8%
Transportation and warehousing	35	8%
Health care and social assistance	26	6%
Professional, scientific, and technical services	19	4%
Wholesale trade	14	3%
Manufacturing	14	3%
Educational services	9	2%
Arts, entertainment, and recreation	5	1%
Other	18	5%
Total	$431	100%

* Of the total $431 million of direct lease financing, $401 million consisted of vehicle leases with the remaining balance consisting of equipment leases.
** Includes public universities and school districts

Direct lease financing by state as of September 30, 2020

State	Principal balance	% Total
	(dollars in millions)
Florida	$92	20%
California	30	7%
New Jersey	29	7%
Pennsylvania	26	6%
New York	25	6%
North Carolina	22	5%
Utah	21	5%
Maryland	20	5%
Washington	16	4%
Georgia	12	3%
Missouri	12	3%
Connecticut	12	3%
Texas	12	3%
Alabama	11	3%
South Carolina	9	2%
Other states	82	18%
Total	$431	100%

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Capital ratios:	Tier 1 capital to average assets ratio	Tier 1 capital to risk-weighted assets ratio	Total capital to risk-weighted assets ratio	Common equity tier 1 to risk weighted assets
As of September 30, 2020
The Bancorp, Inc.	8.62%	14.26%	14.68%	14.26%
The Bancorp Bank	8.50%	14.04%	14.45%	14.04%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2019
The Bancorp, Inc.	9.63%	19.04%	19.45%	19.04%
The Bancorp Bank	9.46%	18.71%	19.11%	18.71%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Selected operating ratios:
Return on average assets (1)	1.48%	1.63%	1.25%	1.41%
Return on average equity (1)	16.90%	17.20%	14.29%	14.92%
Net interest margin	3.37%	3.35%	3.41%	3.40%

(1) Annualized

Book value per share table:	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
Book value per share	$9.71	$9.28	$8.52	$8.52

Loan quality table:	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
Nonperforming loans to total loans	0.49%	0.44%	0.50%	0.55%
Nonperforming assets to total assets	0.20%	0.17%	0.16%	0.19%
Allowance for loan and lease losses to total loans	0.63%	0.63%	0.56%	0.62%

Nonaccrual loans	$12,275	$9,957	$5,796	$6,420
Loans 90 days past due still accruing interest	24	352	3,264	2,788
Other real estate owned	—	—	—	—
Total nonperforming assets	$12,299	$10,309	$9,060	$9,208

	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
	(in thousands)
Gross dollar volume (GDV) (2):
Prepaid and debit card GDV	$23,963,508	$23,680,749	$19,104,327	$17,264,690

(2) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.
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Business line quarterly summary:
Quarter ended September 30, 2020
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.5%	$1,455	58%	47%
Small Business Lending****	4.9%	633	13%	21%
Leasing	6.3%	431	4%	8%
Commercial real estate (non SBA at fair value)	4.8%	1,603	nm	nm
Weighted average yield	4.2%	$4,122			Non-interest income
						% Growth
Deposits					Current quarter	Year over year
Payment solutions (prepaid and debit card issuance)	0.1%	$4,038	62%	nm	$19.4	20%
Card payment and ACH processing	0.3%	834	(14%)	nm	1.8	nm

* Average rates are for the quarter ended September 30, 2020
** Loan and deposit categories are respectively based on period-end and average quarterly balances.
*** Institutional Banking loans are comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities, Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies, and Advisor financing.
**** Small Business Lending is substantially comprised of SBA loans. The balance above excludes $208 million of Paycheck Protection Program loans.

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Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2019	(46)	(46)
2020 Marks	—
Payments received	(115)
September 30, 2020 Bancorp book value**	$32

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the investment in a securitization of certain loans from the bank's discontinued loan portfolio.
** Approximately 34% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of September 30, 2020.

Walnut Street portfolio composition as of September 30, 2020

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	61.1%
Office	-
Other	5.5%
Construction and land	29.6%
First mortgage residential owner occupied	2.4%
First mortgage residential non-owner occupied	1.4%
Total	100.0%

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Cumulative analysis of marks on discontinued commercial loan principal as of September 30, 2020

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$66
Florida mall held in discontinued other real estate owned	42	(27)
Mark at September 30, 2020		(4)
Cumulative mark at September 30, 2020	$108	$(31)	29%

Analysis of discontinued commercial loan relationships as of September 30, 2020

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)

5 loan relationships > $5 million	$44	$—	$44	$(3)	$—	$(3)
Loan relationships < $5 million	9	9	18	—	(1)	(1)
	$53	$9	$62	$(3)	$(1)	$(4)

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal June 30, 2020 before marks	$67
Quarterly paydowns and other reductions	(1)
Commercial loan discontinued principal September 30, 2020 before marks	$66
Marks September 30, 2020	(4)
Net commercial loan exposure September 30, 2020	$62
Residential mortgages	37
Net loans	$99
Florida mall in other real estate owned	15
8 properties in other real estate owned	8
Total discontinued assets at September 30, 2020	$122

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Discontinued commercial loan composition as of September 30, 2020

Collateral type	Unpaid principal balance	Mark September 30, 2020	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	—
Other	19	(0.1)	1%
Construction and land	11	(0.1)	1%
Commercial non-real estate and industrial	2	—	—
1 to 4 family construction	11	(2.7)	25%
First mortgage residential non-owner occupied	8	—	—
Commercial real estate owner occupied:
Retail	7	(0.6)	9%
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$66	$(4.1)	6%
Less: mark	(4)
Net commercial loan exposure September 30, 2020	$62	$(4.1)

Loan payment deferrals as of September 30, 2020

	Principal for loans with deferrals	Total principal by loan category	% of total loan principal with deferrals
		(dollars in millions)
Commercial real estate loans held at fair value (excluding SBA loans)	$30	$1,603	2%
Securities backed lines of credit, insurance backed lines of credit & advisor financing	—	1,455	0%
Small business lending, substantially all SBA loans	18	836	2%
Direct lease financing	4	430	1%
Discontinued operations	2	103	2%
Other consumer loans and specialty lending	—	6	0%
Total	$54	$4,433	1.2%

Note: At September 30, 2020, SBA 7a loans, included in Small business lending above, totaled $433 million, of which $98 million was not U.S. government guaranteed.   The CARES Act of 2020, or CARES ACT, provides support to SBA borrowers through six months of principal and interest payments.  A large percentage of these payments will expire in fourth quarter 2020 which could lead to an increase in deferrals and relief provided to these borrowers.

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